MANUFACTURING/LICENSING AGREEMENT


         THIS AGREEMENT is made and entered into as of the 1st day of January, 1994, by and between PolyChem Corporation, a Washington corporation ("PolyChem" herein), and The Bullhide Liner Corporation, a Washington corporation ("Bullhide" herein).

                                    RECITALS

         A. PolyChem has developed a variety of polyurethane formulations and products therefrom for use in the transportation industry as well as other industries, which products currently include Bullhide 2000, Bullhide 1500, Bullhide 600, Primer 350 and Bullhide Colorants; (referred to collectively herein as "Technology").

         B. PolyChem maintains manufacturing operations for the production of the foregoing products, and continues to conduct research and development to expand the applications of the Technology.

         C. Bullhide operates a business which sell products manufactured by PolyChem in the transportation industry, and desires to obtain an exclusive license from PolyChem with respect to its products and Technology developed for the transportation industry, and a non-exclusive license for products and Technology developed and manufactured for other industries.

         D. PolyChem is willing to grant the foregoing licenses, pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the promises contained herein and the mutual benefit to be derived herefrom, the parties hereto agree as follows:

         1. Grant of Licenses by PolyChem. PolyChem hereby grants to Bullhide the exclusive license to sell products manufactured by PolyChem for use in the transportation industry, which shall include but be limited to trucks, automobiles, boats, trains, planes, helicopters, shipping vessels and so forth. This license shall apply to the United States, North America and the world. PolyChem further grants to Bullhide the non-exclusive license to sell products manufactured by PolyChem in other industries. The foregoing licenses are granted pursuant to the terms and conditions set forth herein.

         2. PolyChem to be Sole Manufacturing Source. Bullhide agrees to purchase all of its polyurethane related products from PolyChem exclusively, and not from any other manufacturer, provided that PolyChem can meet the manufacturing requirements of Bullhide within a reasonable time frame. In addition, Bullhide agrees to grant to PolyChem a first right of refusal to develop and produce new products from related Technology as requested by Bullhide, provided that said new products can be developed within a reasonable time frame. Any products developed pursuant to this Right of First Refusal shall be manufactured exclusively for Bullhide, as long as Bullhide continues to sell such products at reasonable volumes.

         3. Assignment to Franchisees. It is hereby acknowledged and agreed by the parties, that Bullhide is in the process of establishing franchisees who will sell similar products in different regions of the country and the world. The license agreements contained herein shall be assignable by Bullhide to its franchisees, provided that said franchisees shall specifically be required to be bound by the terms of the this Agreement in all respects. Bullhide shall be responsible for assuring that its franchisees comply with the terms of this Agreement. Upon the termination of any such franchisee relationship, all rights under this Agreement must revert to Bullhide.

         4. Price; Payment. All products to be purchase by Bullhide pursuant to this License Agreement, shall be at prices established by PolyChern from time to time, representing approximately the total manufacturing costs plus twenty percent (20%). For this purpose, total manufacturing costs shall include cost of raw materials, packaging, labeling, labor and a reasonable allocation of overhead. Costs of shipment shall be in addition to the foregoing purchase price. All purchases shall be paid for within thirty (30) days of invoice, unless otherwise mutually agreed by the parties.

         5. Manufacturing Parameters; Quality Control. PolyChem shall be responsible for all aspects of the manufacturing of the products and the development of the Technology, so as to meet Bullhide's specifications. PolyChem's responsibilities shall include, but not be limited to, ordering and purchasing raw materials from sources it determines, oversight of the manufacturing process, oversight of quality assurance process, packaging and labeling of the finished components pursuant to Bullhide's specifications, and shipment of the finished product to locations specified by Bullhide.

         6. Limitation of Warranties. PolyChem warrants that it shall produce products which meets the quality assurance parameters and specifications that are established by Bullhide and are agreed to by both parties. POLYCHEM SHALL MAKE NO OTHER WARRANTIES AS TO FITNESS FOR A PARTICULAR USE, WARRANTIES OF MERCHANTABILITY OR WARRANTIES ARISING FROM A COURSE OF DEALING OR USAGE AND ANY SUCH WARRANTIES ARE SPECIFICALLY EXCLUDED. POLYCHEM'S LIABILITY TO BULLHIDE AND BULLHIDE'S CUSTOMERS SHALL BE LIMITED SOLELY TO THE REPLACEMENT OF OR CREDIT FOR MATERIALS PROVEN TO BE DEFECTIVE.

         7. Indemnification; Hold Harmless. Bullhide agrees to indemnify and hold PolyChem harmless for any and all liability whatsoever arising out of the use of the components of the Technology in a finished product, product failure with respect to any use whatsoever, or any other liability related to the use of products manufactured by PolyChem.

         8. Term of Agreement; Termination. This Agreement shall be effective immediately upon execution by the parties. The Agreement shall continue in effect for as long as Ron Grossman is actively working at least twenty (20) hours per week on average, for either PolyChem, Bullhide or both combined, and for a period of five (5) years thereafter. Upon termination of this Agreement, Bullhide shall have no further rights to products or Technology unless the parties otherwise agree.

         9. Dispute Resolution; Arbitration; Venue. In the event that either party breaches this Agreement, the other party shall provide the breaching party with written notice of such breach which specifically describes the breach and the corrective action required, and the breaching party shall have thirty (30) days to cure the breach. If the breach is not cured within the thirty (30) day period, or there is a dispute as to whether there has been a breach or whether the breach has been satisfactorily cured, the parties agree to follow the following dispute resolution procedures: If the parties do not agree, in writing, within the allowed time period that the alleged default has been corrected to the satisfaction of both parties, either party may demand that the dispute be settled by arbitration and the parties do hereby agree to binding arbitration in accordance with the provisions of RCW 7.04 et seq. Venue for any such arbitration shall be Spokane County, Washington. The prevailing party in any such arbitration shall be entitled to recover reasonable attorney's fees and cost incurred.

         10. Miscellaneous Provisions.

                  10.1 Entire Agreement. This Agreement shall constitute the entire Agreement between the parties with respect to the subject matter hereof, and shall supersede, cancel and replace all other prior negotiations, agreements and writings. This Agreement may not be released, discharged, abandoned, changed or modified in any manner except by an instrument in writing signed by the parties.

                  10.2 Waive. The failure of either party at any time to require performance of any provision hereof shall not affect the right to require full performance hereof at any time thereafter, and waiver by either party of a breach of any provision of this Agreement shall not constitute a waiver by that party of its rights to enforce that provision in accordance with the terms in the event of any subsequent breach of that provision, nor shall it nullify such provisions.

                  10.3 Successors in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns.

                  10.4 Headings. The headings herein are for convenience of reference only and shall in no way affect the interpretation of this Agreement or any part hereof.

                  10.5 Governing Law. This Agreement shall be interpreted and construed according to the laws of the State of Washington.

                  10.6 Attorney's Fees. Either party hereto shall be entitled to collect reasonable attorney's fees and costs from the other party resulting from any action taken to enforce provisions of this Agreement.

                  10.7 Counterpart Signatures. For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.


POLYCHEM CORPORATION:                       THE BULLHIDE LINER CORPORATION:


By:     /s/ Ron Grossman                    By:   /s/ Ron Grossman
------------------------                    ----------------------
Its:    President                           Its:  President
-----------------                           ---------------